                                                                      EXHIBIT 21

                   GENCOR INDUSTRIES, INC. AND SUBSIDIARIES

                        SUBSIDIARIES OF THE REGISTRANT


All of the operating subsidiaries of Gencor Industries, Inc., a Delaware Corporation, listed below are included in the Consolidated Financial Statements:

                                               State in Which  Country in Which
                                                Incorporated     Incorporated
                                               --------------  ----------------
General Combustion Corporation                     Florida

Thermotech Systems Corporation                     Florida

General Combustion Limited                                          England

Bituma-Stor, Inc.                                   Iowa

Bituma Corporation                               Washington

The Davis Line, Inc.                               Indiana

Equipment Services Group, Inc.                     Florida

California Pellet Mill Company                   California

CPM/Europe Limited                                                  Ireland

CPM/Europe S.A.                                                     France

CPM/Europe B.V.                                                   Netherlands

CPM/Pacific (Private) Limited                                      Singapore

Gigantissimo 2046 AB                                                Sweden

California Pellet Mill Europe Limited                            United Kingdom

                                      -23-